UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC  20549



                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of report (Date of earliest event reported):  June 18, 1999

                         ALPHARMA INC.

       (Exact Name of Registrant as Specified in Charter)


Delaware                 1-8593              22-2095212
(State or Other     (Commission File     (I.R.S. Employer
 Jurisdiction of      Number)             Identification Number)
 Incorporation)



One Executive Drive   Fort Lee, New Jersey                  07024

(Address of Principal Executive Offices)               (Zip code)


Registrant's telephone number, including area code:(201)947-7774


                         Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

On June 18, 1999, Alpharma Inc. acquired all of the capital stock of Isis Pharma GmbH and its subsidiary, Isis Puren ("Isis") from Schwarz Pharma AG for approximately $152 million in cash, and a further purchase price adjustment equal to any increase (or decrease) in the net assets of Isis from January 1, 1999 to the date of acquisition.

Isis operates a generic and branded pharmaceutical business in Germany. The acquisition consisted of personnel (approximately 200 employees; 140 of whom are in the sales force) and product registrations and trademarks. No plant, property or manufacturing equipment were part of the acquisition.

Isis has annual revenues (primarily in Germany) when translated at current exchange rates of approximately $75 million. Approximately 80% of sales constitute cardiovascular products and additionally the product portfolio comprises a broad range of generic products (76 molecules) covering all major therapeutic groups. The most important product of Isis is the cardiovascular drug Pentalongr (penta-erythrityl-tetranitrate) prescribed for coronary heart disease. Pentalongr is one of the most frequently prescribed nitrates in the geographic area formerly constituting East Germany.

The Company financed the $152 million cash payment under its $300 million Credit Facility ("1999 Credit Facility"). On June 2, 1999, the Company repaid borrowings under the 1999 Credit Facility with a substantial portion of the proceeds from the issuance of convertible subordinated notes as reported in the Company's current report on Form 8-K dated June 2, 1999. Such repayment created the capacity under the 1999 Credit Facility to incur the borrowings used to finance the acquisition of Isis. The 1999 Credit Facility has been filed with the Securities and Exchange Commission, includes the names of banks participating therein and is incorporated herein by reference.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7 (a) (4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after July 2, 1999.

     (b)  Pro Forma Financial Information.


     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7 (b). In accordance with Item 7 (b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after July 2, 1999.


     (c)  Exhibits.


       2.1  Sale and purchase agreement between Schwarz Pharma AG
              "Seller" and Alpharma GmbH & Co. KG "Purchaser" and Alpharma Inc. "Parent" dated June 18, 1999.




                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ALPHARMA INC.



                                   By:  \s\ Jeffrey E. Smith
                                        Jeffrey E. Smith
                                        Executive Vice President
                                        and Chief Financial
                                        Officer

Date: July 2, 1999